EXHIBIT INDEX

Exhibit A:  Attachment to item 77B:
            Accountant's report on internal control(2).

---------------------------------------------------------

Exhibit A:

To the Board of Trustees of
Driehaus International Discovery Fund and
Driehaus European Opportunity Fund:

In planning and performing our audits of the financial statements of DRIEHAUS INTERNATIONAL DISCOVERY FUND and
DRIEHAUS EUROPEAN OPPORTUNITY FUND as of December 31, 1998, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Driehaus International Discovery Fund and
Driehaus European Opportunity Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the information and use of management, the Board of Trustees and the Securities and Exchange Commission.

Arthur Andersen LLP
Chicago, Illinois
February 19, 1999



To the Board of Trustees of
Driehaus International Growth Fund,
Driehaus Asia Pacific Growth Fund and
Driehaus Emerging Markets Growth Fund:

In planning and performing our audits of the financial statements of DRIEHAUS INTERNATIONAL GROWTH FUND for the period from September 1, 1998 to December 31, 1998, and
DRIEHAUS ASIA PACIFIC  GROWTH FUND and DRIEHAUS EMERGING
MARKETS GROWTH FUND for the  period from October 1, 1998 to
December 31, 1998, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on internal control.

The management of Driehaus International Growth Fund,
Driehaus  Asia Pacific Growth Fund and Driehaus Emerging
Markets Growth Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the information and use of management, the Board of Trustees and the Securities and Exchange Commission.

Arthur Andersen LLP
Chicago, Illinois
February 19, 1999